UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2017

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2015, the Delaware Court of Chancery issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL (Del. Ch. Dec. 21, 2015), invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Court of Chancery held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for cause” director removal provisions conflicted with Section 141(k) of the Delaware General Corporation Law (the “DGCL”) and were therefore invalid.

Article Fifth, Section 3 of the Amended and Restated Certificate of Incorporation (the “Charter”) of Orchids Paper Products Company (the “Company”) and Section 2.9 of Amended and Restated Bylaws (the “Bylaws”) of the Company contained similar “only for cause” director removal provisions and do not provide for a classified board of directors or cumulative voting. The Board of Directors of the Company (the “Board”) approved a revision to the Bylaws solely to delete the provision specifying that directors are removable only for cause effective as of December 14, 2017.

Consistent with revising the Bylaws, the Board also adopted an amendment to the Charter to provide that directors are removable with or without cause. The Charter amendment will not be effective unless it is approved by the stockholders of the Company. The Board directed that the amendment be proposed at the next annual meeting of the Company's stockholders. Further, the Company will not attempt to enforce the director removal provision in the Charter to the extent it purports to limit removal of directors by stockholders only for cause.

The foregoing summary of the revisions to the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K.

Item 8.01.	Other Events.

On August 31, 2017, Paul R. Pollock (the “Plaintiff”), a stockholder of the Company, filed a putative class action complaint (the “Action”) in the Delaware Court of Chancery (the “Court”) against the Board, alleging that provisions in the Charter and Bylaws that allowed the removal of directors “only for cause” violated Section 141(k) of the DGCL and gave rise to claims for breach of fiduciary duty.

In order to accommodate the actions taken by the Board on December 14, 2017 regarding the amendments to the Charter and Bylaws described in Item 5.03 above, counsel for Plaintiff agreed to stay the Action and to extend indefinitely the time for the Company to answer or respond to the Action.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
3.1	Amendment to the Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: December 20, 2017	By:	/s/ Rodney D. Gloss
Rodney D. Gloss Chief Financial Officer